Exhibit 5.2

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 davispolk.com

August 25, 2026

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036

Deutsche Bank Securities Inc.

1 Columbus Circle

New York, New York 10019

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Santander US Capital Markets LLC

437 Madison Avenue

New York, NY 10022

Standard Chartered Bank AG

TaunusTurm, Taunustor 1

60310 Frankfurt am Main

Germany

Wells Fargo Securities LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

Barclays Capital Inc.

BMO Capital Markets Corp.

Deutsche Bank Securities Inc.

Jefferies LLC

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

Santander US Capital Markets LLC

Standard Chartered Bank AG

Wells Fargo Securities LLC

As Representatives of the several Underwriters listed in Schedule I of the Underwriting Agreement (as defined below)

Ladies and Gentlemen:

We have acted as special United States counsel for Banco Santander, S.A., a sociedad anónima incorporated under the laws of The Kingdom of Spain (the “Issuer”), in connection with the underwriting agreement dated August 18, 2026 (the “Underwriting Agreement”) with you as the Representatives of the other several underwriters (collectively, the “Underwriters”) named in Schedule I thereto under which you and such other Underwriters, have severally agreed to purchase from the Issuer: (i) $1,000,000,000 aggregate principal amount of the Issuer’s 5.005% Senior Non Preferred Fixed-to-Fixed Rate Notes due 2030 (the “2030 Fixed-to-Fixed Rate Notes”) and (ii) $1,000,000,000 aggregate principal amount of the Issuer’s 5.624% Senior Non Preferred Fixed-to-Fixed Rate Notes due 2034 (the “2034 Fixed-to-Fixed Rate Notes” and, together with the 2030 Fixed-to-Fixed Rate Notes the “Securities”). The Securities are to be issued pursuant to the provisions of the senior non preferred debt securities indenture dated as of April 15, 2026 (the “Base Indenture”), between the Issuer and The Bank of New York Mellon, London Branch, as trustee (the “Trustee”), as supplemented by the second supplemental indenture dated as of the date hereof, among the Issuer, The Bank of New York Mellon, London Branch, as trustee, principal paying agent and calculation agent, and The Bank of New York Mellon SA/NV, Luxembourg Branch, as registrar (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

We have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

We have also participated in the preparation of the registration statement of the Issuer on Form F-3 ASR (File No. 333-293987) (other than the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) on March 4, 2026 pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) to be issued from time to time by the Issuer, and have participated in the preparation of the preliminary prospectus supplement dated August 18, 2026 relating to the Securities, the free writing prospectus dated August 18, 2026 relating to the Securities and the prospectus supplement dated August 18, 2026 relating to the Securities (the “Prospectus Supplement”), and have reviewed the Incorporated Documents. The registration statement became effective under the Act and the Base Indenture qualified with respect to the relevant Shelf Securities under the Trust Indenture Act of 1939, as amended, upon the filing of the registration statement with the Commission on March 4, 2026 pursuant to Rule 462(e). To our knowledge, no stop order suspending the effectiveness of the registration statement has been issued. The registration statement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus (including the Incorporated Documents) dated March 4, 2026 relating to the Shelf Securities is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Securities (or in the form first made available by the Issuer to the Underwriters to meet requests of purchasers of the Securities under Rule 173 under the Act), is hereinafter referred to as the “Prospectus.”

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed with or submitted to the Commission through its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system (except for required EDGAR formatting changes) conform to the versions of such documents reviewed by us prior to such formatting, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Issuer that we reviewed were and are accurate and (vii) all representations made by the Issuer as to matters of fact in the documents that we reviewed were and are accurate.

August 25, 2026	2

Barclays Capital Inc.

BMO Capital Markets Corp.

Deutsche Bank Securities Inc.

Jefferies LLC

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

Santander US Capital Markets LLC

Standard Chartered Bank AG

Wells Fargo Securities LLC

Capitalized terms used but not otherwise defined herein are used as defined in the Underwriting Agreement.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we are of the opinion that:

1.

Assuming that the Underwriting Agreement has been duly authorized, executed and delivered by the Issuer insofar as Spanish law is concerned, the Underwriting Agreement has been duly executed and delivered by the Issuer.

2.

Assuming that the Indenture has been duly authorized, executed and delivered by the Issuer insofar as Spanish law is concerned, the Indenture has been duly executed and delivered by the Issuer, and the Indenture (other than the terms thereof expressed to be governed by Spanish law, as to which we express no opinion) is a valid and binding agreement of the Issuer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights.

3.

Assuming that the Securities have been duly authorized, executed and delivered by the Issuer insofar as Spanish law is concerned, the Securities (other than the terms thereof expressed to be governed by Spanish law, as to which we express no opinion), when executed and authenticated in accordance with the provisions of the Indenture, and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be valid and binding obligations of the Issuer, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, and will be entitled to the benefits of the Indenture, pursuant to which such Securities are to be issued.

4.

Assuming that each of the Underwriting Agreement and the Indenture has been duly authorized, executed and delivered by the Issuer insofar as Spanish law is concerned, under the laws of the State of New York relating to personal jurisdiction, the Issuer has, pursuant to Section 13 of the Underwriting Agreement and Section 1.15 of the Indenture, validly and irrevocably submitted to the personal jurisdiction of any state or United States federal court located in the Borough of Manhattan, the City of New York, New York (each a “New York Court”) in any action arising out of or relating to the Indenture and the Underwriting Agreement or the transactions contemplated thereby, has validly and irrevocably waived to the fullest extent it may effectively do so any objection to the venue of a proceeding in any such New York Court, and has validly and irrevocably appointed the Authorized Agent as its authorized agent for the purpose described in Section 13 of the Underwriting Agreement and Section 1.15 of the Indenture; and service of process effected on such agent in the manner set forth in Section 13 of the Underwriting Agreement and Section 1.15 of the Indenture will be effective to confer valid personal jurisdiction on the Issuer. We express no opinion as to whether a New York State or United States federal court would enforce the exclusivity of the jurisdiction of any of the courts provided for in the Underwriting Agreement or Indenture.

August 25, 2026	3

Barclays Capital Inc.

BMO Capital Markets Corp.

Deutsche Bank Securities Inc.

Jefferies LLC

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

Santander US Capital Markets LLC

Standard Chartered Bank AG

Wells Fargo Securities LLC

5.

The Issuer is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

6.

The execution and delivery by the Issuer of, and the performance by the Issuer of its obligations under, the Underwriting Agreement, the Indenture and the Securities (collectively, the “Documents”), will not contravene any provision of the statutory laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated thereby, provided that we express no opinion as to federal or state securities laws.

7.

No consent, approval, authorization, or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Documents is required for the execution, delivery and performance by the Issuer of its obligations under the Documents, except such as may be required under federal or state securities or Blue Sky laws as to which we express no opinion.

We have considered the statements included in the Base Prospectus under the caption “Description of Debt Securities” and in the Prospectus Supplement under the caption “Description of the Notes” insofar as they summarize provisions of the Indenture and the Securities. In our opinion, such statements fairly summarize these provisions in all material respects. The statements included in the Base Prospectus and in the Prospectus Supplement under the caption “Taxation—U.S. Federal Income Tax Considerations,” insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, and subject to the qualifications, limitations and assumptions set forth therein, in our opinion fairly and accurately summarize the matters referred to therein in all material respects.

We express no opinion as to (i) the provisions in the Documents relating to bail-in, (ii) whether a New York State or United States federal court would render or enforce a judgment in a currency other than U.S. Dollars or (iii) the exchange rate that such a court would use in rendering a judgment in U.S. Dollars in respect of an obligation in any other currency.

In rendering the opinions in paragraphs (1) through (4) above, we have assumed that each party to the Documents has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its organization. In addition, we have assumed that (i) the execution, delivery and performance by each party thereto of each Document to which it is a party (a) are within its corporate powers, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of such party, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon such party, provided that we make no such assumption to the extent that we have specifically opined as to such matters with respect to the Issuer and (ii) each Document (other than the Underwriting Agreement) is a valid, binding and enforceable agreement of each party thereto (other than as expressly covered above in respect of the Issuer).

August 25, 2026	4

Barclays Capital Inc.

BMO Capital Markets Corp.

Deutsche Bank Securities Inc.

Jefferies LLC

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

Santander US Capital Markets LLC

Standard Chartered Bank AG

Wells Fargo Securities LLC

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America, except that we express no opinion as to (i) any law, rule or regulation that is applicable to the Issuer, the Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security. With respect to all matters of Spanish law, you have received, and we understand that you are relying upon, the opinions of in-house counsel of the Issuer and of Uría Menéndez Abogados, S.L.P, delivered pursuant to Sections 5(c) and 5(d) of the Underwriting Agreement, respectively.

This opinion is rendered solely to you and the other several Underwriters in connection with the Underwriting Agreement. This opinion may not be relied upon by you or the other several Underwriters for any other purpose or relied upon by any other person (including any person acquiring any Securities from the several Underwriters) or furnished to any other person without our prior written consent. This opinion may, however, without our further written consent, be used and, if necessary, furnished, where it is reasonable to do so and without prior notice to us (to the extent notice is impracticable) (i) for the purpose of responding to requests to review the opinion by governmental, regulatory or judicial authorities having competent jurisdiction over the Underwriters and (ii) in connection with the defense of any legal or regulatory proceeding or investigation arising out of the offer and sale of the Securities.

Very truly yours,

/u/ Davis Polk & Wardwell LLP

August 25, 2026	5